Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2018 FOURTH QUARTER AND FULL YEAR RESULTS AND
PROVIDES 2019 GUIDANCE

MORRISTOWN, NJ, February 14, 2019 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the year ended December 31, 2018.

	Year Ended December 31,
	2018	2017

	(Unaudited, $ in millions, except per share amounts)
Revenue	$1,868	$1,752
Net income	$152	$57
Adjusted EBITDA	$457	$408
Net cash provided by operating activities	$238	$242
Free Cash Flow	$100	$132
Diluted EPS	$1.15	$0.44
Adjusted EPS	$(0.10)	$(0.37)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•	2018 results at the high end of guidance range

•	Record operating performance on waste processing, energy generation, and metal recovery

•	Reached financial close on first UK project in partnership with Green Investment Group

•	Began construction of first Total Ash Processing System ("TAPS")

•	Meaningful progress on fleet optimization

"We finished 2018 on a strong note, delivering double-digit Adjusted EBITDA growth with record operating and safety performance" said Stephen J. Jones, Covanta's President and CEO. "Further, we have taken significant steps towards our strategic growth objectives, with our first UK project and first TAPS project recently moving into construction. Looking ahead to 2019, we expect to generate significantly improved Free Cash Flow, continue to optimize our unmatched domestic fleet, and move several new projects into construction in the UK."

More detail on our fourth quarter results can be found in the exhibits to this release and in our fourth quarter 2018 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2019 Guidance
The Company established guidance for 2019 for the following key metrics:

(In millions)

Metric	2018 Actual	2019 Guidance Range (1)
Adjusted EBITDA	$457	$440 - $465
Free Cash Flow	$100	$120 - $145

(1) For additional information on the reconciliation of Free Cash Flow to Net cash provided by operating activities, see Exhibit 5 of this press release. Guidance as of February 14, 2019.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, February 15, 2019 to discuss its fourth quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-833-238-7947 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-647-689-4195. Please request the “Covanta Holding Corporation Earnings Conference Call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 22 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$350	$329	$1,327	$1,231
Energy revenue	86	93	343	334
Recycled metals revenue	23	28	95	82
Other operating revenue	41	45	103	105
Total operating revenue	500	495	1,868	1,752
OPERATING EXPENSE:
Plant operating expense	334	319	1,321	1,271
Other operating expense, net	21	27	65	51
General and administrative expense	30	30	115	112
Depreciation and amortization expense	56	60	218	215
Impairment charges (a)	—	1	86	2
Total operating expense	441	437	1,805	1,651
Operating income	59	58	63	101
OTHER INCOME (EXPENSE):
Interest expense	(34)	(41)	(145)	(147)
Gain (loss) on sale of business (a)	—	—	217	(6)
Loss on extinguishment of debt (a)	(12)	(71)	(15)	(84)
Other (expense) income, net	(2)	(1)	(3)	1
Total (expense) income	(48)	(113)	54	(236)
Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	11	(55)	117	(135)
Income tax (expense) benefit (b)	(5)	186	29	191
Equity in net income from unconsolidated investments	3	—	6	1
Net income	$9	$131	$152	$57

Weighted Average Common Shares Outstanding:
Basic	130	130	130	130
Diluted	133	131	132	131

Earnings Per Share:
Basic	$0.07	$1.02	$1.17	$0.44
Diluted	$0.07	$1.01	$1.15	$0.44

Cash Dividend Declared Per Share	$0.25	$0.25	$1.00	$1.00

(a) For additional information, see Exhibit 4 of this Press Release.
(b) The three and twelve months ended December 31, 2017 include a provisional net tax benefit of $183 million ($1.39 and $1.40 per diluted share, respectively) associated with the enactment of the Tax Cuts and Jobs Act of 2017. The enactment of this legislation resulted in an income tax benefit and net income increase of $204 million, primarily due to a one-time revaluation of our net deferred tax liability based on a U.S. federal tax rate of 21%, partially offset by the estimated impact of a one-time transition tax on our unremitted foreign earnings totaling $21 million, which we elected to offset with historical net operating losses.
During the twelve months ended December 31, 2018, we completed our analysis and accounting related to this legislation and we recorded an additional $1 million of tax expense related to the one-time transition tax. There was no change to the tax benefit of the one-time revaluation of the net deferred tax liability recorded in 2017.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of
	December 31,
	2018	2017
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$58	$46
Restricted funds held in trust	39	43
Receivables (less allowances of $8 and $14, respectively)	338	341
Prepaid expenses and other current assets	62	73
Assets held for sale (a)	2	653
Total Current Assets	499	1,156
Property, plant and equipment, net	2,514	2,606
Restricted funds held in trust	8	28
Intangible assets, net	279	287
Goodwill	321	313
Other assets	222	51
Total Assets	$3,843	$4,441
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$15	$10
Current portion of project debt	19	23
Accounts payable	76	151
Accrued expenses and other current liabilities	333	313
Liabilities held for sale (a)	—	540
Total Current Liabilities	443	1,037
Long-term debt	2,327	2,339
Project debt	133	151
Deferred income taxes	378	412
Other liabilities	75	75
Total Liabilities	3,356	4,014
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 shares)	14	14
Additional paid-in capital	841	822
Accumulated other comprehensive loss	(33)	(55)
Accumulated deficit	(334)	(353)
Treasury stock, at par	(1)	(1)
Total Equity	487	427
Total Liabilities and Equity	$3,843	$4,441

(a) During the fourth quarter of 2017, our EfW facility in Dublin, Ireland met the criteria to be classified as held for sale.

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2018	2017 (a)

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income	$152	$57
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	218	215
Amortization of deferred debt financing costs	5	7
(Gain) loss on sale of business (b)	(217)	6
Impairment charges (b)	86	2
Loss on extinguishment of debt (b)	15	84
Stock-based compensation expense	24	18
Provision for doubtful accounts	2	9
Equity in net income from unconsolidated investments	(6)	(1)
Deferred income taxes	(31)	(193)
Dividends from unconsolidated investments	13	2
Other, net	(10)	(13)
Change in working capital, net of effects of acquisitions and dispositions	(12)	44
Changes in noncurrent assets and liabilities, net	(1)	5
Net cash provided by operating activities	238	242
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(206)	(277)
Acquisition of businesses, net of cash acquired	(50)	(16)
Proceeds from the sale of assets, net of restricted cash	128	4
Property insurance proceeds	18	8
Payment of indemnification claim from sale of asset	(7)	—
Investment in equity affiliate	(16)	—
Other, net	(6)	(8)
Net cash used in investing activities	(139)	(289)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	1,165	400
Proceeds from borrowings on revolving credit facility	740	952
Proceeds from insurance premium financing	25	24
Proceeds from borrowing on Dublin project financing	—	643
Payment related to Dublin interest rate swap	—	(17)
Payments on the Dublin Convertible Preferred	—	(132)
Payments on long-term debt	(939)	(415)
Payments on revolving credit facility	(973)	(850)
Payments on equipment financing capital leases	(5)	(5)
Payments on project debt	(23)	(382)
Payment of deferred financing costs	(16)	(21)
Payment of Dublin financing costs	—	(19)
Cash dividends paid to stockholders	(134)	(131)
Payment of insurance premium financing	(24)	(4)
Other, net	(5)	(3)
Net cash (used in) provided by financing activities	(189)	40
Effect of exchange rate changes on cash and cash equivalents	1	7
Net (decrease) increase in cash, cash equivalents and restricted cash	(89)	—
Cash, cash equivalents and restricted cash at beginning of period	194	194
Cash, cash equivalents and restricted cash at end of period	105	194
Less: Cash and cash equivalents of assets held for sale at end of period	—	77
Cash and cash equivalents of continuing operations at end of period	$105	$117

(a) As adjusted to reflect the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents.
(b) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(Unaudited, in millions)
Net income	$9	$131	$152	$57
Depreciation and amortization expense	56	60	218	215
Interest expense	34	41	145	147
Income tax expense (benefit)	5	(186)	(29)	(191)
Impairment charges (a)	—	1	86	2
(Gain) loss on sale of business (b)	—	—	(217)	6
Loss on extinguishment of debt (c)	12	71	15	84
Property insurance recoveries, net	(11)	—	(18)	(2)
Capital type expenditures at client owned facilities (d)	9	19	37	55
Debt service billings (less than) in excess of revenue recognized	(1)	1	(1)	5
Business development and transaction costs	(1)	4	3	5
Severance and reorganization costs	—	—	5	1
Stock-based compensation expense	6	2	24	18
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	7	—	23	—
Other (e)	7	3	14	6
Adjusted EBITDA	$132	$147	$457	$408
Capital type expenditures at client owned facilities (d)	(9)	(19)	(37)	(55)
Cash paid for interest, net of capitalized interest	(21)	(32)	(136)	(132)
Cash paid for taxes, net	—	—	(2)	—
Equity in net income from unconsolidated investments	(3)	—	(6)	(1)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	(7)	—	(23)	—
Dividends from unconsolidated investments	12	1	13	2
Adjustment for working capital and other	(13)	49	(28)	20
Net cash provided by operating activities	$91	$146	$238	$242

(a)
During the year ended December 31, 2018, we identified indicators of impairment associated with certain of our EfW facilities and recorded a non-cash impairment charge of $86 million, to reduce the carrying value of the facilities to their estimated fair value.

(b)
During the year ended December 31, 2018, we recorded a $7 million gain on the sale of our equity interests in Koma Kulshan, a $204 million gain on the sale of 50% of our Dublin project to our joint venture with the Green Investment Group Limited and a $6 million gain on the sale of our remaining interests in China.

During the year ended December 31, 2017, we recorded a $6 million charge for indemnification claims related to the sale of our interests in China, which was completed in 2016.

(c)
During the year ended December 31, 2018, we recorded a $3 million loss related to the refinancing of our tax-exempt bonds and a $12 million loss related to the redemption of our redemption of our 6.375% Senior Notes due 2022.

During the year ended December 31, 2017, we recorded a $71 million loss related to our Dublin debt refinancing and a $13 million loss related to the redemption of our 7.25% Senior Notes due 2020.

(d)
Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of capital equipment related expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015 and are capitalized at facilities that we own.

(e)	Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2019
	2018	2017	2018	2017

	(Unaudited, in millions)
Net cash provided by operating activities	$91	$146	$238	$242	$230 - $260
Add: Changes in restricted funds - operating (a)	(3)	(17)	4	1	10
Less: Maintenance capital expenditures (b)	(47)	(27)	(142)	(111)	(130 - 120)
Free Cash Flow	$41	$102	$100	$132	$120 - $145

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b)   Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Maintenance capital expenditures	$(47)	$(27)	$(142)	$(111)
Net maintenance capital expenditures paid but incurred in prior periods	9	5	(1)	5
Capital expenditures associated with construction of Dublin EfW facility	—	(26)	(22)	(117)
Capital expenditures associated with the New York City MTS contract	(4)	—	(13)	—
Capital expenditures associated with organic growth initiatives	(6)	(7)	(24)	(37)
Total capital expenditures associated with growth investments (c)	(10)	(33)	(59)	(154)
Capital expenditures associated with property insurance events	—	(4)	(4)	(17)
Total purchases of property, plant and equipment	$(48)	$(59)	$(206)	$(277)

(c) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.
Capital expenditures associated with growth investments	$(10)	$(33)	$(59)	$(154)
UK business development projects	(1)	(1)	(5)	(3)
Investment in equity affiliate	(16)	—	(16)	—
Asset and business acquisitions, net of cash acquired	—	—	(50)	(17)
Total growth investments	$(27)	$(34)	$(130)	$(174)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Earnings Per Share to Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(Unaudited)
Diluted Earnings Per Share:	$0.07	$1.01	$1.15	$0.44
Reconciling Items (a)	(0.03)	(0.92)	(1.25)	(0.81)
Adjusted EPS	$0.04	$0.09	$(0.10)	$(0.37)

(a) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Impairment charges (a)	$—	$1	$86	$2
(Gain) loss on sale of business (a)	—	—	(217)	6
Property insurance recoveries, net	(11)	—	(18)	(2)
Severance and reorganization costs	—	—	5	1
Loss on extinguishment of debt (a)	12	71	15	84
Effect of foreign exchange loss on indebtedness	2	—	3	(2)
Other	(1)	1	(1)	1
Total Reconciling Items, pre-tax	2	73	(127)	90
Pro forma income tax impact (b)	(1)	1	(19)	(4)
Impact of New Jersey state tax law change	(5)	—	(19)	—
Grantor trust activity	—	(11)	—	(9)
Impact of federal tax reform rate change (c)	—	(204)	—	(204)
Transition tax (c)	—	21	—	21
Total Reconciling Items, net of tax	$(4)	$(120)	$(165)	$(106)
Diluted Per Share Impact	$(0.03)	$(0.92)	$(1.25)	$(0.81)
Weighted Average Diluted Shares Outstanding	133	131	132	131

(a) For additional information, see Exhibit 4 of this Press Release.
(b) We calculate the federal and state tax impact of each item using the statutory federal tax rate of 21% for 2018 and 35% for 2017 and applicable state rates.
(c) For additional information, see Exhibit 1 - Note (b) of this Press Release.

Covanta Holding Corporation		Exhibit 7
Supplemental Information
(Unaudited, $ in millions)
	Twelve Months Ended December 31,
	2018	2017
REVENUE:
Waste and service revenue:
EfW tip fees	$624	$572
EfW service fees	424	393
Environmental services (a)	141	129
Municipal services (b)	207	194
Other (c)	38	42
Intercompany (d)	(107)	(99)
Total waste and service	1,327	1,231
Energy revenue:
Energy sales	291	288
Capacity	52	46
Total energy	343	334
Recycled metals revenue:
Ferrous	58	48
Non-ferrous	37	34
Total recycled metals	95	82
Other revenue (e)	103	105
Total revenue	$1,868	$1,752

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$299	$311
Other plant operating expense	1,023	960
Total plant operating expense	1,321	1,271
Other operating expense	65	51
General and administrative	115	112
Depreciation and amortization	218	215
Impairment charges	86	2
Total operating expense	$1,805	$1,651

Operating income	$63	$101

Plus: impairment charges	86	2
Operating income excluding impairment charges	$149	$103

(a) Includes the operation of material processing facilities and related services provided by our Covanta Environmental Solutions business.
(b) Consists of transfer stations and the transportation component of our NYC Marine Transfer Station contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to EfW waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 8
Revenue and Operating Income Changes - FY 2017 to FY 2018
(Unaudited, $ in millions)
				Contract Transitions (b)
	FY 2017	Organic Growth (a)%		Waste	PPA	Transactions (c)	Total Changes	FY 2018
REVENUE:
Waste and service:
EfW tip fees	$572	$58	10.1%	$4	$—	$(10)	$52	$624
EfW service fees	393	3	0.9%	(15)	—	43	31	424
Environmental services	129	11	8.3%	—	—	1	12	141
Municipal services	194	13	6.9%	—	—	—	13	207
Other	42	(4)	(10.3)%	—	—	—	(4)	38
Intercompany	(99)	(8)		—	—	—	(8)	(107)
Total waste and service	1,231	72	5.9%	(11)	—	34	96	1,327
Energy revenue:
Energy sales	288	20	6.8%	2	(12)	(6)	3	291
Capacity	46	2	5.4%	(3)	7	(1)	6	52
Total energy	334	21	6.3%	(1)	(5)	(6)	9	343
Recycled metals:
Ferrous	48	10	21.9%	—	—	—	10	58
Non-ferrous	34	3	8.4%	—	—	—	3	37
Total recycled metals	82	13	16.2%	—	—	1	13	95
Other revenue	105	2	1.8%	(4)	—	—	(2)	103
Total revenue	$1,752	$108	6.2%	$(16)	$(5)	$29	$116	$1,868

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$311	$(15)	(5.0)%	$(4)	$—	$7	$(12)	$299
Other plant operating expense	960	47	4.9%	(8)	—	23	63	1,023
Total plant operating expense	1,271	31	2.4%	(11)	—	31	50	1,321
Other operating expense	51	6		7	—	—	14	65
General and administrative	112	3		—	—	—	3	115
Depreciation and amortization	215	6		—	—	(3)	3	218
Total operating expense(d)	$1,649	$47		$(5)	$—	$28	$71	$1,720
Operating income (loss) (d)	$103	$62		$(11)	$(5)	$—	$45	$148

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.
(d) Excludes impairment charges
Note: Certain amounts may not total due to rounding

EfW Operating Metrics (Unaudited)									Exhibit 9

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
	2018	2018	2018	2018	2018	2017	2017	2017	2017	2017
EfW Waste
Tons: (in millions)
Tip fee - contracted	2.08	2.32	2.25	2.27	8.92	1.85	2.04	1.99	2.08	7.96
Tip fee - uncontracted	0.65	0.44	0.46	0.53	2.08	0.57	0.47	0.50	0.52	2.06
Service fee	2.11	2.31	2.37	2.75	9.54	2.14	2.25	2.20	2.06	8.65
Total tons	4.84	5.07	5.08	5.55	20.54	4.56	4.76	4.68	4.66	18.67

EfW tip fee per ton:
Contracted	$53.33	$51.52	$52.36	$51.72	$52.20	$48.68	$54.05	$52.75	$58.30	$52.87
Uncontracted	$65.38	$84.05	$80.27	$78.58	$75.97	$68.45	$76.02	$73.98	$71.35	$72.25
Average revenue per ton	$56.20	$56.68	$57.13	$56.78	$56.70	$54.11	$57.13	$57.03	$60.06	$57.11

EfW Energy
Energy sales: (MWh in millions)
Contracted	0.52	0.52	0.53	0.55	2.12	0.59	0.59	0.63	0.65	2.45
Hedged	0.75	0.81	0.77	0.76	3.09	0.61	0.67	0.66	0.76	2.71
Market	0.33	0.30	0.33	0.36	1.32	0.22	0.17	0.20	0.22	0.80
Total energy sales	1.60	1.62	1.62	1.67	6.52	1.42	1.43	1.49	1.63	5.97

Market sales by geography:
PJM East	0.2	0.1	0.1	0.2	0.6	0.1	—	—	—	0.2
NEPOOL	—	0.1	0.1	0.1	0.2	—	0.1	0.1	—	0.2
NYISO	—	—	—	—	0.1	—	—	—	—	0.1
Other	0.1	0.1	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.3
Revenue per MWh: (excludes capacity)
Contracted	$67.86	$64.81	$65.41	$68.21	$66.59	$70.85	$67.70	$66.58	$72.23	$69.36
Hedged	$50.07	$25.99	$28.24	$27.89	$32.88	$47.76	$29.02	$32.25	$32.11	$34.92
Market	$44.08	$30.86	$33.66	$38.98	$37.12	$24.44	$27.80	$25.79	$36.94	$28.84
Average revenue per MWh	$54.56	$39.28	$41.48	$43.58	$44.68	$53.76	$44.83	$45.83	$48.69	$48.26

Metals
Tons recovered, net: (in thousands)
Ferrous	101.9	106.6	111.4	104.2	424.0	95.4	97.7	97.8	104.6	395.5
Non-ferrous	11.1	11.7	12.9	13.6	49.3	8.9	9.3	10.3	9.8	38.3
Tons sold, net: (in thousands)
Ferrous	76.6	81.4	89.8	85.1	332.8	60.0	68.4	80.9	92.4	301.7
Non-ferrous	7.5	7.0	6.8	9.2	30.6	9.3	4.7	8.3	9.0	31.3
Revenue per ton: ($ in millions)
Ferrous	$193	$182	$159	$162	$173	$169	$152	$158	$151	$157
Non-ferrous	$1,192	$1,432	$1,360	$971	$1,218	$615	$892	$1,201	$1,570	$1,088

EfW plant operating expenses: ($ in millions)
Plant operating expenses - gross	$282	$264	$240	$271	$1,057	$275	$254	$232	$264	$1,025
Less: Client pass-through costs	(14)	(12)	(12)	(19)	(57)	(10)	(13)	(14)	(22)	(59)
Less: REC sales - contra-expense	(3)	(3)	(4)	(4)	(12)	(3)	(2)	(3)	(5)	(13)
Plant operating expenses - reported	$266	$250	$224	$248	$988	$262	$239	$215	$237	$953

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments that we do not control, we adjust EBITDA for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended December 31, 2018 and 2017, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2018 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the year ended December 31, 2018 and 2017, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the year ended December 31, 2018 and 2017, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to:

•
seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;

•	Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	Covanta's ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	Covanta's ability to avoid defaults under its long-term contracts;

•	performance of third parties under its contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of its business;

•	restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	Covanta's and the joint ventures ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•	other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.
Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.